UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

May 15, 2014

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9576 (Commission File Number)	22-2781933 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Annual Meeting of the share owners of Owens-Illinois, Inc. (the “Company”) was held on May 15, 2014.  The following proposals were submitted to a vote by the share owners:

Proposal 1 — For the Election of Directors:

Each of the nominees for a one-year term on the Company’s Board of Directors was elected by vote of the share owners as follows:

	Aggregate Vote
Name	For	Withheld	Broker Non-Votes
Jay L. Geldmacher	126,728,626	3,613,423	5,706,666
Peter S. Hellman	127,074,725	3,267,324	5,706,666
Anastasia D. Kelly	125,667,903	4,674,146	5,706,666
John J. McMackin, Jr.	115,780,697	14,561,352	5,706,666
Hari N. Nair	127,101,070	3,240,979	5,706,666
Hugh H. Roberts	127,086,994	3,255,055	5,706,666
Albert P. L. Stroucken	124,110,388	6,231,661	5,706,666
Carol A. Williams	127,502,614	2,839,435	5,706,666
Dennis K. Williams	127,079,860	3,262,189	5,706,666
Thomas L. Young	125,809,199	4,532,850	5,706,666

Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm:

The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm was ratified by vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

133,028,308	2,823,127	197,280	0

Proposal 3 —Advisory vote to approve Named Executive Officer Compensation:

The compensation for the Company’s named executive officers was approved by advisory (non-binding) vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

125,529,589	4,245,906	566,554	5,706,666

Proposal 4 —Vote to approve the second amendment and restatement of the 2005 Incentive Award Plan:

The second amendment and restatement of the Company’s 2005 Incentive Award Plan was approved by a vote of the share owners as follows:

Aggregate Vote
For	Against	Abstentions	Broker Non-Votes

122,314,456	7,613,627	413,966	5,706,666

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: May 15, 2014	By:	/s/ Stephen P. Bramlage, Jr.
	Name:	Stephen P. Bramlage, Jr.
	Title:	Senior Vice President and
Chief Financial Officer